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                                                   RENEWABLE ENERGY:
                                                    TODAY'S BASICS

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

Fossil fuel energy - coal, oil and natural gas -                        quires significant land. For example, making
underpins all modern economies. Abundant                                enough ethanol to fuel cars in California alone
and affordable, fossil fuels have contributed to                        would consume America's entire corn crop.
unprecedented prosperity for much of the                                     WIND AND SOLAR POWER are very limited in
human race. In decades to come, the benefits                            current application, together providing less than
of modern fossil fuel energy will extend even                           one-tenth of one percent of U.S. energy needs.
further.                                                                     WIND POWER, which generally enjoys tax
     But fossil fuels coexist alongside "renew-                         subsidies, is approaching conventional fossil
able" energy alternatives. Renewable energy is                          sources in cost. Some states mandate that util-
inexhaustible for all practical purposes (solar                         ities purchase wind-generated power. Unfortu-
power, wind) or is routinely       =====================================================   nately, large windmill
"renewed" through natural                                                                  arrays are land-intensive
processes (hydropower,                              THOUGH PROMISING,                      and even with carefully se-
plant-based fuels). Nuclear                                                                lected sites power output
power, which is essentially                        RENEWABLE ENERGY'S                      varies with the wind on any
inexhaustible, shares sev-                                                                 given day, requiring back-
eral similarities with renew-                       POTENTIAL SHOULD                       up generation. Neverthe-
ables.                                                                                     less, wind power is
     Interest in renewables                           BE TEMPERED                          growing rapidly.
has grown with the in-                                                                          Though the cost of
creased attention to cli-                             WITH REALISM.                        photovoltaic SOLAR POWER
mate change, as most               -----------------------------------------------------   is declining, it is currently 8
renewables do not directly add to greenhouse                            to 10 times more expensive than conventional
gases.                                                                  electrical power generation. It has found niche,
     HYDROPOWER AND NUCLEAR POWER to-                                   off-grid applications, and is, like wind, growing
gether supply about 12 percent of U.S. energy.                          rapidly from a small base.
These sources are not growing, however.                                      Solar power is dependent on sunlight
Hydroelectric dams are site-limited as well as                          availability and is space-intensive. Here again,
controversial due to their environmental im-                            its potential must be tempered with realism. For
pacts. Nuclear-plant siting and nuclear-waste                           example, we use solar panels for supplemen-
disposal issues are highly contentious, and new                         tary water heating at our office building in
construction has been slow and costly.                                  Fairfax, Virginia, but providing for all of the site's
     BIOFUELS based on wood have been eco-                              comparatively modest power needs would re-
nomic and successful in the U.S. in limited ap-                         quire over 300 ACRES of solar panels.
plications such as fuel in pulp and paper mills.                             Though renewables are promising, it is
     CORN-BASED ETHANOL is used as a gasoline                           important to keep the size of their contribution
additive in some areas, but is only competitive                         and their current limitations in perspective. Next
due to federal and state tax subsidies that can                         week, we'll talk more about renewables in the
exceed 60 cents a gallon. Ethanol can also re-                          future, including the roles of technology and
quire considerable energy to produce and re-                            government policies.


                                                   EXXON MOBIL-TM-




www.exxonmobil.com                                                                           -C- 2001 Exxon Mobil Corporation

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